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                                  EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the Rockford Corporation 2002 Stock Option Plan of our report dated February 22, 2002, with respect to the consolidated financial statements and schedule of Rockford Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission on March 29, 2002.

Phoenix, Arizona
November 1, 2002